UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 5, 2003

MARRIOTT INTERNATIONAL, INC. EMPLOYEES’

PROFIT SHARING, RETIREMENT AND SAVINGS PLAN AND TRUST

(Exact name of registrant as specified in Charter)

N/A	1-12188	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Marriott Drive, Washington, D.C.	20058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number    301-380-1000

N/A

(Former name and former address, if changed since last report.)

Item 4.  Changes in Registrant’s Certifying Accountant

This filing is made to reflect a change in the independent auditor of Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “Plan”). KPMG LLP (“KPMG”) was previously the principal accountant for the Plan. On November 5, 2003, that firm’s appointment as principal accountant was terminated, and Ernst & Young LLP (“Ernst & Young”) was appointed as principal accountant. Ernst & Young currently serves as the independent auditor of the Company. The change was approved by the Audit Committee of the board of directors of Marriott International, Inc. (the “Company”). The audit reports of KPMG LLP on the Plan’s financial statements for the two fiscal years ended December 31, 2002 and December 28, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2002 and December 28, 2001, and the period through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Plan’s financial statements for such years.

We have provided KPMG with a copy of the foregoing disclosures. Attached as an exhibit hereto is a copy of KPMG’s letter, dated November 7, 2003.

During each of the Plan’s two most recent fiscal years ended December 31, 2002 and December 28, 2001, and through the date of this report, the Plan did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit 16 – Letter from KPMG LLP, to the U.S. Securities and Exchange Commission dated November 7, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC. EMPLOYEES’ PROFIT SHARING, RETIREMENT AND SAVINGS PLAN AND TRUST (Registrant)

Date: November 7, 2003

By:	/s/ Karl Fredericks

Karl Fredericks Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from KPMG LLP, to U.S. Securities and Exchange Commission dated November 7, 2003